Exhibit 10.1

2014 STOCK INCENTIVE PLAN

OF

AMERICAN LOCKER GROUP INCORPORATED

Article I
Purposes

The purposes of this 2014 Stock Incentive Plan of American Locker Group Incorporated (this “Plan”) are to foster and promote the long-term financial success of the Company and the Subsidiaries, and materially increase stockholder value by (a) rewarding management on a basis that reflects the growth in value for the Company’s stockholders, and (b) empowering management to make the best decisions to grow the value of the Company.

Article II
Definitions, Etc.

Section 2.01     Certain Definitions. Whenever used in this Plan, the following terms shall have the respective meanings set forth below:

(a)     “Adjustment Event” means any dividend payable in capital stock of the Company, and any stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, in each case, affecting the Common Stock.

(b)     “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(c)     “Award” means an award of an Option.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Cause” means, with respect to any Participant (as determined by the Committee in its sole discretion) (i) any willful failure by Participant to perform the material duties of his engagement by the Company (other than any such breach or failure due to Participant’s physical or mental illness) and the continuance of such failure for more than thirty (30) days after the Company notifies Participant in writing that Participant has failed or is failing to perform such duties; (ii) Participant’s engaging in fraud, willful misconduct or dishonesty that has caused or is reasonably expected to result in material injury to the Company or any of its Affiliates or their respective businesses or reputations; (iii) any breach by Participant of any fiduciary duty owed to the Company or any of its Affiliates or shareholders; (iv) Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony in the jurisdiction involved; or (v) any material breach by Participant of any of Participant’s obligations under any material written agreement or covenant with the Company or any of its Affiliates and the continuance of such breach for more than thirty (30) days after the Company notifies Participant in writing that Participant has breached or is breaching Participant’s obligations under such material written agreement or covenant with the Company or any of its Affiliates. Notwithstanding the foregoing, with respect to any Participant who is party to an employment or consulting agreement with the Company or any Subsidiary, “Cause” shall have the meaning specified in such agreement.

(f)     “Change of Control” means, with respect to the Company, the first to occur after the adoption of the Plan by the Board of any of the following:

the acquisition by any Person or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than by (A) the Company or any Subsidiary, or (B) any employee benefit plan of the Company or any Subsidiary, through one transaction or a series of transactions of more than 50% of the combined voting power of the then outstanding voting securities of the Company;

(i)      the merger or consolidation of the Company as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, 50% or more of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(ii)     the stockholders of the Company approve the liquidation or dissolution of the Company (other than a liquidation or dissolution occurring upon a merger or consolidation thereof or as a result of the Company’s filing for liquidation under the United States Bankruptcy Code); or

(iii)    the sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

(g)     “Code” means the Internal Revenue Code of 1986, as amended.

(h)     “Commission” means the Securities and Exchange Commission.

(i)     “Company” means American Locker Group Incorporated, a Delaware corporation, and any successor thereto.

(j)     “Committee” means the Executive Compensation—Stock Option Committee of the Board (or such other committee of the Board as the Board shall designate) or, if there shall not be any such committee then serving, the Board.

(k)     “Common Stock” means the common stock, par value $1.00 per share, of the Company.

(l)     “Disability” shall have the meaning specified in Section 22(e)(3) of the Code. Notwithstanding the foregoing, with respect to any Participant who is party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning specified in such Participant’s employment agreement.

(m)     “Employee” means any director, officer or key employee of, or consultant to, the Company or any Subsidiary.

(n)     “Fair Market Value” means the mean between the highest and lowest quoted selling prices for the Company’s symbol “ALGI” on the OTCQB Market on the valuation date. In the event that there are no Common Stock transactions reported on such date, Fair Market Value shall mean the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date, with the average weighted inversely by the respective numbers of trading days between the selling dates and the valuation date. By way of example, if the valuation date is June 15, and the nearest reported sales of Company Common Stock to such date are two trading days before, on June 13, at $10 per share and three trading days after, June 20, at $15 per share, the Fair Market Value per share of Company stock on the date of determination is $12, calculated as follows:

[(3 x 10) + (2 x 15)] / 5.

The determination of Fair Market Value will not give effect to any restrictions on the shares of Common Stock or that such shares would represent a minority interest in the Company. This definition of Fair Market Value is intended to reflect the provisions of Treasury Regulation Section 20.2031-2(b) and the associated Examples and shall be interpreted consistently therewith. Notwithstanding anything to the contrary contained in this Plan, as of any date, Fair Market Value shall not be less than the fair market value of one share of Common Stock, as determined under Section 409A of the Code.

(o)     “Incentive Stock Option” means an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code, to the extent such Option so qualifies.

(p)     “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(q)     “Option” means the right to purchase Common Stock pursuant to, and in accordance with, Article VI at a stated price for a specified period of time.

(r)     “Option Agreement” means the Option Agreement, substantially in the form attached hereto as Annex A or such other form as the Committee shall approve, to be entered into by the Company and a Participant to evidence the grant of an Option to such Participant pursuant to Article VI.

(s)     “Participant” means any Employee designated by the Committee to receive an Award under the Plan.

(t)     “Person” means any individual, partnership, corporation, limited liability company, joint venture, trust, firm, association, unincorporated organization or other entity.

(u)     “Plan” means this 2014 Stock Incentive Plan of American Locker Group Incorporated, as amended.

(v)     “Securities Act” means the Securities Act of 1933, as amended.

(w)     “Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation and (ii) any other business organization, regardless of form, in which the Company possesses, directly or indirectly, at least 50% of the total combined equity interests of such organization.

Section 2.02     Gender and Number. Except when otherwise indicated by the context words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.

Article III
Eligibility; Participation

Section 3.01     Eligibility. Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other incentive plan of the Company or any Subsidiary.

Section 3.02     Termination of Employment.

(a)     In General. Except as otherwise provided in any employment agreement between the Company and a Participant, other than a termination as a result of such Participant’s death, Disability or for Cause, no portion of any Option granted pursuant to this Plan and any Option Agreement, whether vested or unvested, shall be exercisable following the date that is three (3) months following the date of termination of a Participant’s employment, and no additional Options shall vest after such Participant’s termination.

(b)     Death or Disability. Except as otherwise provided in any employment agreement between the Company and a Participant, in the event of the death or Disability of a Participant while employed by the Company or any Subsidiary, the vested portion of any Option granted pursuant to this Plan and any Option Agreement shall be exercisable only within one (1) year immediately following the date of death or Disability, but in no case later than the expiration date of such Option, and then only to the extent that the Participant was entitled to exercise such Option at the date of his or her death or Disability. In the event of the Participant’s death, the Options so vested may be exercised by the Participant’s designated beneficiary pursuant to Section 8.02, or in the absence of such designation, by the executor or administrator of the Participant’s estate, or if the Participant’s estate is not in administration, by the person or persons to whom the Participant’s right shall have passed under the Participant’s will or under the laws of descent and distribution. In the event of the Participant’s Disability, the Options so vested may be exercised by the Participant’s personal representative. Except as otherwise provided in any employment agreement between the Company and the Participant, no additional Options shall vest after such Participant’s death or Disability.

(c)     Termination for Cause. Except as otherwise provided in any employment agreement between the Company and a Participant, in the event of a Participant’s termination of employment with the Company or its Subsidiaries for Cause, any Options granted to the Participant pursuant to this Plan shall expire on the Participant’s date of termination, whether or not such Options were vested on the date of termination.

Article IV
Administration

Section 4.01     Power to Grant Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Participants to whom Awards shall be granted and the terms and conditions of such Awards, including, but not limited to, whether such Award includes Options, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, the provisions of the instruments by which such Awards shall be evidenced, and to designate Options as Incentive Stock Options or Nonqualified Stock Options. The Committee may establish different terms and conditions for different Participants receiving Awards and for the same Participant for each Award such Participant may receive, whether or not granted at different times. The grant of any Award to any Participant shall neither entitle such Participant to, nor disqualify that Participant from, the grant of any other Awards.

Section 4.02     Administration. The Committee shall be responsible for the administration of the Plan. The Committee shall have discretionary authority, subject to the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company and its Affiliates, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including, but not limited to, any failure to make any determination or interpretation, or failure to make or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons, and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

Section 4.03     Section 409A. It is intended that Awards be exempt from the application of Section 409A of the Code. Accordingly, notwithstanding anything to the contrary contained in the Plan, the Board and the Committee shall not exercise any discretion otherwise authorized under the Plan or any Option Agreement if the exercise of the Board’s or the Committee’s discretion would cause such Award to become subject to Section 409A of the Code.

Article V
Stock Subject to Plan

Section 5.01     Number. Subject to Section 5.03, the number of shares of Common Stock subject to Awards under the Plan may not exceed one hundred fifty thousand (150,000) shares. During the term of the Plan, the maximum number of shares of Common Stock available for grant as Incentive Stock Options under the Plan shall not exceed the maximum limitation specified in the immediately preceding sentence.

Section 5.02     Canceled, Terminated or Forfeited Options. Any shares of Common Stock subject to an Award that for any reason expires or is canceled, terminated, forfeited, substituted for or otherwise settled without the issuance of such shares shall again be available for award under the Plan.

Section 5.03     Adjustments in Capitalization. The number of shares of Common Stock available for grants of Awards under Section 5.01 or subject to outstanding Awards and their respective exercise prices and/or purchase prices (if any) shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, and subject to any required action by stockholders, in any reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, liquidation, dissolution, or other similar event, any Award shall pertain to the securities or other property to which a holder of the number of shares of Common Stock covered by an Award would have been entitled to receive in connection with such event.

Article VI
Options

Section 6.01     Grant of Options. Options may be granted to Participants at such time or times as the Committee shall determine. Options granted pursuant to the Plan may be of two types: Incentive Stock Options and Nonqualified Stock Options. The date of grant of an Option will be the date on which the Committee awards the Option or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of an Option. At the time of grant of an Award, the Committee shall determine the number of shares of Common Stock subject to the Option, if any. Each Option shall be evidenced by an Option Agreement, which shall specify the exercise price of the Option, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested and exercisable, and the treatment of the Option upon any termination of the Participant’s employment with the Company and the Subsidiaries and upon any Change of Control, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including, but not limited to, customary representations, warranties and covenants with respect to securities law matters.

Section 6.02     Option Price. The exercise price per share of Common Stock subject to an Option shall be determined by the Committee, but shall not be less than Fair Market Value on the date the Option is granted.

Section 6.03     Exercise of Options. An Option awarded to a Participant shall be exercisable at such time or times and subject to such restrictions or conditions, including, but not limited to, the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Option. After becoming exercisable, an Option (or portion thereof) shall remain exercisable until expiration, termination or cancellation of the Option as and to the extent provided herein and in any applicable Option Agreement. Subject to Section 8.04, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable to the extent provided in any applicable Option Agreement. Notwithstanding anything to the contrary contained in the Plan or any applicable Option Agreement, no Option shall be exercisable on or after the tenth anniversary of its grant date.

Section 6.04     Payment.

(a)     Generally. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that, as a condition to the issuance of any shares of Common Stock upon exercise of the Options, the Participant shall (i) deliver written notice of exercise to the Company; and (ii) pay the Option’s exercise price in full at the time of exercise (A) in cash or cash equivalents, including by personal check or (B) in such other forms (and on such terms and conditions) as the Committee may determine in its sole discretion.

(b)     Issuance. Subject to Section 8.04, as soon as practicable after receipt of a written exercise notice, and receipt of payment of the Option’s exercise price in accordance with this Section 6.04, the Company shall make (or cause to be made) an appropriate book entry reflecting the Participant’s ownership of the shares of Common Stock so acquired and, if applicable, shall deliver to the Participant a certificate or certificates representing the shares of Common Stock so acquired bearing appropriate legends, if applicable.

Article VII
Effective Date, Amendment and Termination

The Plan shall be effective upon adoption by the Board or such later date, as the Board shall specify, and shall automatically expire on the tenth anniversary thereof (except as to outstanding Awards), unless sooner terminated pursuant to this Article VII. The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No termination, suspension, amendment or modification of the Plan shall (except in the case of an adjustment pursuant to Section 5.03) in any manner adversely affect any Award previously granted under the Plan, without the consent of the Participant holding such Award; provided, however, that, without a Participant’s consent, the Board may amend (such amendment to have the minimum economic effect necessary, as determined by the Board in its sole discretion) the Plan, any Award, or any Option Agreement in such a manner as may be necessary or appropriate to avoid having the Plan or any Award become subject to the penalty provisions of Section 409A of the Code. Shareholder approval of any such termination, suspension, amendment or modification shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Article VIII
General Provisions

Section 8.01     Nontransferability of Awards. Except to the extent expressly permitted by any applicable Option Agreement, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except to the extent expressly permitted by any applicable Option Agreement, all rights with respect to any Award granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.

Section 8.02     Beneficiary Designation. Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits outstanding that remain unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, if any, or otherwise to his estate.

Section 8.03     Tax Withholding. The Company and each Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or any Subsidiary promptly upon notification of the amount due, an amount determined by the Company or such Subsidiary, in its discretion, to be sufficient to satisfy all federal, state, local and foreign withholding and employment tax requirements in respect of any Award (or exercise thereof). The Committee may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Committee shall determine.

Section 8.04     Requirements of Law. Awards shall be subject to all applicable laws, rules and regulations, and to such approvals as may be appropriate or required, as determined by the Committee. Notwithstanding any other provision of the Plan, no Awards shall be granted and no shares of Common Stock issued if such grant or issuance would result in a violation of applicable law. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of Section 409A of the Code.

Section 8.05     No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company, a Subsidiary, or any Affiliate thereof to terminate any Participant’s employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate thereof. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Awards. In addition, if any Participant’s employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be eligible for any compensation or remuneration with respect to such termination (except as otherwise expressly provided in this Plan, or any applicable Option Agreement) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary contained in the Participant’s contract of employment.

Section 8.06     No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its employees in cash or property.

Section 8.07     No Right to Particular Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Affiliate thereof, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other persons. Any reserves that may be established by the Company or any Affiliate thereof in connection with the Plan shall continue to be held as part of the general funds of the Company or such Affiliate, and no individual or entity other than the Company or such Affiliate shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any Affiliate thereof pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Affiliate.

Section 8.08     No Impact on Benefits. Awards shall not be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.

Section 8.09     No Rights as a Stockholder. No Participant shall have any voting or other rights as a stockholder of the Company (including, but not limited to, the right to receive dividends or distributions) with respect to any Common Stock underlying any Award until an appropriate book entry reflecting the Participant’s ownership of the shares of Common Stock has been made.

Section 8.10     Freedom of Action. Subject to Article VII, nothing in the Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

Section 8.11     Governing Law. The Plan and the Awards shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 8.12     Severability. In the event that any one or more of the provisions of the Plan or any Award shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected thereby.

Section 8.13     Exculpation. No member of the Committee nor any other officer or employee of the Company acting on behalf of the Company with respect to the Plan shall be directly or indirectly responsible or otherwise liable by reason of any action or default as a member of that Committee, or other officer or employee of the Company acting on behalf of the Company with respect to this Plan, or by reason of the exercise of or failure to exercise any power or discretion as such person, except for any action, default, exercise or failure to exercise resulting from such person’s gross negligence or willful misconduct. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives.

Section 8.14     Indemnification. Each individual who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company to the fullest extent permitted by the Company’s bylaws against and from any loss, cost, liability or expense (including any related attorney’s fees and advances thereof) that may be imposed upon or reasonably incurred by him or her in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Option Agreement and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him or her; provided, that such individual shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such individuals may be entitled under the Company’s articles of incorporation, by contract, as a matter of law or otherwise.

Section 8.15     Notices. Each Participant shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of agreements and certificates. Except to the extent otherwise provided, any notices required or permitted to be given shall be deemed given if directed to the Person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the intended recipient furnishes the proper address.

Section 8.16     Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Committee, the Company and its Affiliates, and the other parties with respect thereto.

Section 8.17     Rights Cumulative; Waiver. The rights and remedies of Participants and the Company under this Plan shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any Participant or the Board, the Committee or the Company of any provision of the Plan shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any such party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same any subsequent time or times hereunder.

Section 8.18     Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.